UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2025

NETCAPITAL INC.

(Exact name of registrant as specified in charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 925-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Common Stock	NCPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Rivetz Asset Purchase

On December 3, 2025, Netcapital Inc., a Utah corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Rivetz Corp., a Delaware corporation (“Rivetz” or the “Seller”). Under the Asset Purchase Agreement, the Company agreed to acquire substantially all of Rivetz’s assets related to its “Rivetz Network” which develops technology combining hardware-based cybersecurity with blockchain services for mobile and other computing devices (the “Purchased Assets”).

As consideration for the Purchased Assets, the Company agreed to issue to Rivetz 950,000 shares of the Company’s common stock, par value $0.001 per share (the “Buyer Stock”).

In addition, the Company assumed only specified liabilities of Rivetz relating to the Purchased Assets and certain contracts, subject to an aggregate cap of $100,000 for liabilities other than those arising under assumed contracts (the “Assumed Liabilities”). All other liabilities of Rivetz, including liabilities relating to Rivetz tokens, employee-related obligations, and indebtedness for borrowed money, remain with Rivetz.

The Asset Purchase Agreement contains customary representations, warranties and covenants of the Company and Rivetz, including covenants relating to conduct of the business prior to closing, non-competition and non-solicitation restrictions applicable to Rivetz and certain related parties for a period following closing, and covenants concerning further assurances and transition assistance.

Under the Asset Purchase Agreement, Rivetz has agreed to indemnify the Company and its affiliates for certain losses arising out of breaches of Rivetz’s representations, warranties, and covenants and certain excluded liabilities, subject to negotiated limitations. The Company may, at its option, satisfy certain indemnification claims by requiring Rivetz to deliver a portion of the Buyer Stock for repurchase at a per share price determined by reference to the value of the Buyer Stock at closing or the volume-weighted average trading price for a specified period, as described in the Asset Purchase Agreement.

The closing of the transactions contemplated by the Asset Purchase Agreement took place on December 3, 2025, contemporaneously with the execution of the Asset Purchase Agreement.

The foregoing description of the Asset Purchase Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Kay Separation Agreement

On December 3, 2025, Martin Kay entered into a CEO Separation, Severance and Consulting Agreement (the “Separation Agreement”) with Netcapital Inc. (“Company”). Pursuant to the Separation Agreement, effective December 3, 2025, Mr. Kay resigned as Chief Executive Officer, director and all other officer, director, board and committee positions with the Company. In consideration of Mr. Kay’s service and execution of the Separation Agreement, the Company agreed to pay Mr. Kay a one-time severance payment equal to 3-months’ salary ($98,750). All options previously granted to Mr. Kay shall be fully vested and Mr. Kay shall have 4-years from the date of the Separation Agreement to exercise his options.. Mutual releases and non-disparagement clauses were also agreed to by the parties in the Separation Agreement. The Company also agreed to engage Mr. Kay as a consultant for a period of 12-months following the date of the Separation Agreement under which Mr. Kay will be paid $10,000 per month

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Employment Agreement with Chief Executive Officer

On December 7, 2025, the Company entered into the Employment Agreement with Rich Wheeless, pursuant to which Mr. Wheeless will serve as the Company’s Chief Executive Officer for a twelve-month term commencing on December 7, 2025, unless earlier terminated in accordance with its terms. Under the Employment Agreement, Mr. Wheeless is entitled to an annual base salary of $180,000, payable in accordance with the Company’s regular payroll practices. He is eligible to receive periodic bonuses throughout the year, or additional salary in excess of the base salary, in each case as may be approved by the Company’s Board of Directors or its Compensation Committee. Mr. Wheeless will also be eligible to receive one or more grants of stock options under the Company’s stock option plan, subject to approval by the Company’s Board of Directors or its Compensation Committee and a majority of the Company’s shareholders, with the amount, timing and terms of any such grants to be determined in the sole discretion of the Board or such committee.

During the term of the Employment Agreement, Mr. Wheeless is eligible to participate in the employee fringe benefits, pension and/or profit sharing plans, medical and health plans and other employee welfare benefit plans that may be provided by the Company for its key executive employees, in accordance with the terms of such plans, and is entitled to sick leave, sick pay and disability benefits in accordance with the Company’s applicable policies.

The Employment Agreement provides that Mr. Wheeless’s employment may be terminated upon his death, by the Company in the event of his disability or incapacity (as defined in the Employment Agreement), by the Company for “cause” (as defined therein), by the Company without cause, or by Mr. Wheeless for any reason (including resignation or retirement) or for “good reason” (as defined therein, which includes a material breach by the Company of its obligations or a change of control, as defined in the Employment Agreement). If Mr. Wheeless’s employment is terminated due to his death, by the Company due to disability or for cause, or by Mr. Wheeless other than for good reason, his right to compensation and benefits under the Employment Agreement terminates immediately. If his employment is terminated by the Company without cause (other than due to disability) or by Mr. Wheeless for good reason, his right to compensation and benefits continues through the end of the twelve-month employment term. No interest accrues on any payments under the Employment Agreement.

For the period of his employment and for two years thereafter, Mr. Wheeless is subject to certain non-competition and non-solicitation covenants, including restrictions on engaging in or assisting competitive businesses and on soliciting certain customers, clients, suppliers and employees of the Company and its affiliates, subject to customary limited exceptions. The Agreement also contains customary provisions relating to non-disparagement, remedies, severability, waiver, governing law and other matters.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Items 1.01 related to the issuance of the Buyer Stock under the Rivetz Asset Purchase Agreement of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Company relied on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 as amended and Regulation D promulgated thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and director

Pursuant to the Separation Agreement, effective December 3, 2025, Mr. Kay resigned as Chief Executive Officer, director and all other officer, director, board and committee positions with the Company. Mr. Kay’s resignation was not due to a disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.

Appointment of Chief Executive Officer

On December 7, 2025, the Board of Directors of the Company (the “Board”) appointed Rich Wheeless, age 46, as the Company’s Chief Executive Officer, effective December 7, 2025.

Mr. Wheeless has more than 20 years of financial leadership and corporate management experience across public and private companies. Since February 2020, he has served as Chief Executive Officer and Chief Financial Officer of ParcelPal Logistics Inc., a last-mile delivery and warehousing solutions company. From March 2019 to February 2020, Mr. Wheeless served as Interim Chief Executive Officer of Enrich Media Group. From January 2018 to March 2019, he served as Chief Financial Officer of Taal Distributed Information Technologies Inc., a publicly traded technology company. Since 2014, Mr. Wheeless has served as CFO of Rivetz Corp., a financial security software company. Mr. Wheeless holds an MBA with honors from Otterbein University and a Bachelor of Science in Finance from Miami University.

In connection with his employment as CEO, the Company will pay Mr. Wheeless an annual base salary of $180,000, payable in accordance with the Company’s regular payroll practices and he will be eligible to receive periodic bonuses throughout the year, or additional salary in excess of the base salary, in each case as may be approved by the Board or Compensation Committee. Mr. Wheeless will also be eligible to receive one or more grants of stock options under the Company’s stock option plan, subject to approval by the Board or its Compensation Committee and a majority of the Company’s shareholders, with the amount, timing and terms of any such grants to be determined in the sole discretion of the Board or such committee.

There is no arrangement or understanding between Mr. Wheeless and any other person, other than the Company’s directors or officers acting solely in their capacity as such, pursuant to which he was selected as an officer or director of the Company. Mr. Wheeless is not related by blood, marriage or adoption to any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

The Company is not aware of any transaction, or currently proposed transaction, in which the Company was or is to be a participant and in which Mr. Wheeless, or any member of his immediate family, had or will have a direct or indirect material interest that would be required to be reported under Item 404(a) of Regulation S-K.

On December 7, 2025, in connection with his appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. Wheeless (the “Employment Agreement”). The material terms of the Employment Agreement are summarized above under Item 1.01 of this Current Report on Form 8-K, which summary is incorporated herein by reference.

Appointment of General Counsel

On December 7, 2025, the Board appointed Kevin Kilduff, age 59, as its General Counsel effective December 7, 2025. Since 2018, Mr. Kilduff has been a senior partner at The Law Officer of Kevin Kilduff, P.C. Previously, Mr. Kilduff has been a partner at each of Foley Hoag, LLP, Burns & Levinson LLP and Schander Harrison, Segal & Lewis LLP. Mr. Kilduff received his BA in Economics from Boston College, his Juris Doctor from the New England School of Law, and his LLM in Tax Law from New York University.

In connection with his employment as General Counsel, the Company will pay Mr. Kilduff a base salary of $60,000 payable in accordance with the Company’s regular payroll practices and he will be eligible to receive periodic bonuses throughout the year, or additional salary in excess of the base salary, in each case as may be approved by the Board or Compensation Committee. In addition, the Company issued Mr. Kilduff 1,000,000 shares of its common stock (“Restricted Stock”) as a Restricted Stock Award under the Company’s 2023 Omnibus Equity Incentive Plan (the “Plan”) in accordance with NASDAQ Listing Rule 5635(c)(4) to Kevin Kilduff to induce him to accept employment with the Registrant as its General Counsel. The shares of Restricted Stock will have voting rights upon issuance and will vest in whole or in part on March 15, 2027 with the number of shares of Restricted Stock that will vest on the vesting date will be determined based on the Company’s revenue during the period beginning on February 1, 2026 and ending on January 31, 2027. Specifically, in the event that the revenue during the measuring period is below $900,000, none of the shares of Restricted Stock shall vest and in the event that the revenue during the measuring period is at least equal to $1,500,000, one hundred percent (100%) of the shares of Restricted Stock shall vest as of the vesting date, with pro-rata vesting for results between the minimum and maximum revenue targets. The Restricted Stock Award will be an Exempt Award (as defined in the Plan) under the Plan by reason of being an award granted as an inducement grant pursuant to NASDAQ Listing Rule 5635(c), as this award is specifically made to induce Mr. Kilduff to become an employee of the Company.

There is no arrangement or understanding between Mr. Kilduff and any other person, other than the Company’s directors or officers acting solely in their capacity as such, pursuant to which he was selected as an officer or director of the Company. Mr. Kilduff is not related by blood, marriage or adoption to any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

The Company is not aware of any transaction, or currently proposed transaction, in which the Company was or is to be a participant and in which Mr. Kilduff, or any member of his immediate family, had or will have a direct or indirect material interest that would be required to be reported under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On December 8, 2025, the Company issued a press release announcing the appointment or Rich Wheeless as Chief Executive Officer. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

On December 8, 2025, the Company issued a press release announcing the inducement grant to Kevin Kilduff. A copy of the press release is filed as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1*	Asset Purchase Agreement, dated December 3, 2025, by and between Netcapital Inc. and Rivetz Corp.
10.2	CEO Separation, Severance and Consulting Agreement dated December 3, 2025 between the Company and Martin Kay
10.3	Rich Wheeless Employment Agreement dated December 7, 2025
99.1	Press Release dated December 8, 2025 (CEO appointment)
99.2	Press Release dated December 8, 2025 (Inducement grant)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Netcapital Inc. (Registrant)

December 8, 2025	By:	/s/ Coreen Kraysler
	Name:	Coreen Kraysler
	Title:	Chief Financial Officer

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